Exhibit 3.39

STATE of WASHINGTON SECRETARY of STATE

I, Ralph Munro, Secretary of State of the State of Washington and custodian of its seal, hereby issue this

CERTIFICATE OF INCORPORATION

to

KING EXTRUSIONS LIMITED

a Washington                       Profit                                          corporation. Articles of Incorporation were filed for record in this office on the date indicated below:

U.B.I. Number: 601 210 575	Date: November 2, 1989

Given under my hand and the seal of the State of Washington, at Olympia, the State Capitol

/s/ Ralph Munro
Ralph Munro, Secretary of State

SSF 67	2-419317-9

1989 1998 7572 0101-0106

00235 NOV 389

ARTICLES OF INCORPORATION OF KING EXTRUSIONS LIMITED	FILED
NOV 2 1989
SECRETARY OF STATE
STATE OF WASHINGTON

I, the undersigned person of the age of eighteen years or more, as incorporator of a corporation under the Washington Business Corporation Act, adopt the following Articles of Incorporation:

ARTICLE 1.                           NAME

The name of this corporation is King Extrusions Limited.

ARTICLE 2.                           DURATION

The period of this corporation’s duration shall be perpetual.

ARTICLE 3.                           PURPOSES AND POWERS

The purpose of this corporation is to engage in any business, trade or activity which may lawfully be conducted by a corporation organized under the Washington Business Corporation Act.

This corporation shall have the authority to engage in any and all such activities as are incidental or conducive to the attainment of the purposes of this corporation and to exercise any and all powers authorized or permitted under any laws that may be now or hereafter applicable or available to this corporation.

ARTICLE 4.                           SHARES

4.1                             Authorized Capital. The total number of shares which the corporation is authorized to issue is 5,000,000, consisting of 4,000,000 shares of Common Stock having a par value of $.01 per share and 1,000,000 shares of Preferred Stock having a par value of $.01 per share. The Common Stock is subject to the rights and preferences of the Preferred Stock as hereinafter set forth.

4.2                             Issuance of Preferred Stock in Series. The Preferred Stock may be issued from time to time in one or more series in any manner permitted by law and the provisions of these Articles of Incorporation of the corporation, as determined from time to time by the Board of Directors and stated in the resolution or resolutions providing for the issuance thereof, prior to the issuance of any shares thereof. The Board of Directors shall have the authority to fix and determine and to amend, subject to the provisions hereof, the rights and preferences of the shares of any series

1989 1998 7572 0102

that is wholly unissued or to be established. Unless otherwise specifically provided in the resolution establishing any series, the Board of Directors shall further have the authority, after the issuance of shares of a series whose number it has designated, to amend the resolution establishing such series to decrease the number of shares of that series, but not below the number of shares of such series then outstanding.

4.3                               Dividends. The holders of shares of the Preferred Stock shall be entitled to receive dividends, out of the funds of the corporation legally available therefor, at the rate and at the time or times, whether cumulative or noncumulative, as may be provided by the Board of Directors in designating a particular series of Preferred Stock. If such dividends on the Preferred Stock shall be cumulative, then if dividends shall not have been paid, the deficiency shall be fully paid or the dividends declared and set apart for payment at such rate, but without interest on cumulative dividends, before any dividends on the Common Stock shall be paid or declared and set apart for payment. The holders of the Preferred Stock shall not be entitled to receive any dividends thereon other than the dividends referred to in this section.

4.4                               Redemption. The Preferred Stock may be redeemable at such price, in such amount, and at such time or times as may be provided by the Board of Directors in designating a particular series of Preferred Stock. In any event, such Preferred Stock may be repurchased by the corporation to the extent legally permissible.

4.5                               Liquidation. In the event of any liquidation, dissolution, or winding up of the affairs of the corporation, whether voluntary or involuntary, then, before any distribution shall be made to the holders of the Common Stock, the holders of the Preferred Stock at the time outstanding shall be entitled to be paid the preferential amount or amounts per share as may be provided by the Board of Directors in designating a particular series of Preferred Stock and dividends accrued thereon to the date of such payment. The holders of the Preferred Stock shall not be entitled to receive any distributive amounts upon the liquidation, dissolution, or winding up of the affairs of the corporation other than the distributive amounts referred to in this section, unless otherwise provided by the Board of Directors in designating a particular series of Preferred Stock.

4.6                               Conversion. Shares of Preferred Stock may be convertible to Common Stock of the corporation upon such terms and conditions, at such rate and subject to such adjustments as may be provided by the Board of Directors in designating a particular series of Preferred Stock.

4.7                               Voting Rights. Holders of Preferred Stock shall have such voting rights as may be provided by the Board of Directors in designating a particular series of Preferred Stock.

1989 1998 7572 0103

2

ARTICLE 5.                           TRANSFER OF SHARES

No shares of this corporation may be sold, transferred, encumbered or otherwise disposed of, in any manner or for any purpose, unless the holder thereof shall have first received written confirmation from the Board of Directors that the Board of Directors shall have adopted a resolution approving such sale, transfer, encumbrance or other disposition. Any sale, transfer, encumbrance or other disposition, and any attempt to sell, transfer, encumber or dispose, of any shares of this corporation without first obtaining such confirmation of approval, or any transfer which varies in any respect from the terms of any approval given by the Board of Directors, shall be null and void and without effect.

ARTICLE 6.                           PREEMPTIVE RIGHTS

No preemptive rights shall exist with respect to shares of stock or securities convertible into shares of stock of this corporation.

ARTICLE 7.                           CUMULATIVE VOTING

The right to cumulate votes in the election of Directors shall not exist with respect to shares of stock of this corporation.

ARTICLE 8.                           BYLAWS

The Board of Directors shall have the power to adopt, amend or repeal the Bylaws of this corporation, subject to the power of the shareholders to amend or repeal such Bylaws. The shareholders shall also have the power to amend or repeal the Bylaws of this corporation and to adopt new Bylaws.

ARTICLE 9.                           REGISTERED OFFICE AND AGENT

The name of the initial registered agent of this corporation and the address of its initial registered office are as follows:

Lawco of Washington, Inc.

1201 Third Avenue, 40th Floor

Seattle, Washington 98101-3099

ARTICLE 10.                    DIRECTORS

The number of Directors of this corporation shall be determined in the manner provided by the Bylaws and may be increased or decreased from time to time in the manner provided therein. The initial Board of Directors shall consist of one (1) Director, and the name and address of the person who

1989 1998 7572 0104

3

shall serve as Director until the first annual meeting of shareholders or until his successor is elected and qualified is:

Douglas Torrie

14103 N.E. 200th Street

Woodinville, Washington 98072

ARTICLE 11.                    AMENDMENTS TO ARTICLES OF INCORPORATION

The provisions contained in these Articles of Incorporation may be amended or repealed only by the affirmative vote of the holders of a majority of the shares entitled to vote thereon, and the rights of the shareholders of this corporation are granted subject to this reservation.

ARTICLE 12.                    LIMITATION OF DIRECTOR LIABILITY

To the full extent that the Washington Business Corporation Act, as it exists on the date hereof or may hereafter be amended, permits the limitation or elimination of the liability of Directors, a Director of this corporation shall not be liable to this corporation or its shareholders for monetary damages for conduct as a Director. Any amendments to or repeal of this Article 12 shall not adversely affect any right or protection of a Director of this corporation for or with respect to any acts or omissions of such Director occurring prior to such amendment or repeal.

ARTICLE 13.                    INCORPORATOR

The name and address of the incorporator are as follows:

David Ryan Walton

1201 Third Avenue, 40th Floor

Seattle, Washington 98101-3099

Dated:	November 1, 1989

[ILLEGIBLE]
David Ryan Walton, Incorporator

1989 1998 7572 0105

4

STATE of WASHINGTON SECRETARY of STATE

I, Ralph Munro, Secretary of State of the State of Washington and custodian of its seal, hereby issue this

CERTIFICATE OF AMENDMENT

to

KING EXTRUSIONS LIMITED

a Washington                     Profit                              corporation. Articles of Amendment were filed for record in this office on the date indicated below.

Amending Shares

Corporation Number: 601 210 575	Date: September 6, 1991

Given under my hand and the seal of the State of Washington, at Olympia, the State Capitol.

/s/ Ralph Munro
Ralph Munro, Secretary of State

SSF 58	2-419317-9

1991 2081 2042 0366-0373

00227 SEP 1091

ARTICLES OF AMENDMENT OF KING EXTRUSIONS LIMITED	FILED STATE OF WASHINGTON SEP - 6 1991 RALPH MUNRO SECRETARY OF STATE

Articles of Amendment to the Articles of Incorporation of King Extrusions Limited are herein executed by said corporation pursuant to the provisions of RCW 23B.10.060 and RCW 23B.01.250, as follows:

1.                                      The name of the corporation is King Extrusions Limited.

2.                                      Article 4. is amended in its entirety to read as set forth as on Exhibit A attached hereto.

3.                                      The amendment does not provide for the exchange, reclassification or cancellation of issued shares.

4.                                      The date of the adoption of the amendment by the Directors of the corporation was August 21, 1991.

5.                                      The amendment did not require shareholder approval.

These Articles of Amendment are executed by said corporation by its duly authorized officer.

Dated: August 21, 1991	KING EXTRUSIONS LIMITED

	By	/s/ President
		Its	President

1991 2081 2042 0367

Exhibit A

ARTICLE 4.                           SHARES

4.1                               Authorized Capital. The total number of shares which the corporation is authorized to issue is 5,000,000, consisting of 4,000,000 shares of Common Stock having a par value of $.01 per share and 1,000,000 shares of Preferred Stock having a par value of $.01 per share. The Common Stock is subject to the rights and preferences of the Preferred Stock as hereinafter set forth.

4.2                               Issuance of Preferred Stock in Series. The Preferred Stock may be issued form time to time in one or more series in any manner permitted by law and the provisions of these Articles of Incorporation of the corporation, as determined from time to time by the Board of Directors and stated in the resolution or resolutions providing for the issuance thereof, prior to the issuance of any shares thereof. The Board of Directors shall have the authority to fix and determine and to amend, subject to the provisions hereof, the rights and preferences of the shares of any series that is wholly issued unissued or to be established. Unless otherwise specifically provided in the resolution establishing any series, the Board of Directors shall further have the authority, after the issuance of shares of a series whose number it has designated, to amend the resolution establishing such series to decrease the number of shares of that series, but not below the number of shares of such series then outstanding.

4.3                               Dividends. The holders of shares of the Preferred Stock shall be entitled to receive dividends, out of the funds of the corporation legally available therefor, at the rate and at the time or times, whether cumulative or noncumulative, as may be provided by the Board of Directors in the Preferred Stock shall be cumulative, then if dividends shall not have been paid, the deficiency shall be fully paid or the dividends declared and set apart for payment at such rate, but without interest on cumulative dividends, before any dividends on the Common Stock shall be paid or declared and set apart for payment. The holders of the Preferred Stock shall not be entitled to receive any dividend thereon other than the dividends referred to in this section.

4.4                               Redemption. The Preferred Stock may be redeemable at such price, in such amount, and in such time or times as may be provided by the Board of Directors in designating a particular series of Preferred Stock. In any event, such Preferred Stock may be repurchased by the corporation to the extent legally permissible.

1991 2081 2042 0368

4.5                               Liquidation. In the event of any liquidation, dissolution, or winding up of the affairs of the corporation, whether voluntary or involuntary, then, before any distribution shall be made to the holders of the Common Stock, the holders of the Preferred Stock at the time outstanding shall be entitled to be paid the preferential amount or amounts per share as may be provided by the Board of Directors in designating a particular series of Preferred Stock and dividends accrued thereon to the date of such payment. The holders of the Preferred Stock and dividends accrued thereon to the date of such payment. The holders of the Preferred Stock shall not be entitled to receive any distributive amounts upon the liquidation, dissolution, or winding up of the affairs of the corporation other than the distributive amounts referred to in this section, unless otherwise provided by the Board of Directors in designating a particular series of Preferred Stock.

4.6                               Conversion. Shares of Preferred Stock may be convertible to Common Stock of the corporation upon such terms and conditions, at such rate and subject to such adjustments as may be provided by the Board of Directors in designating a particular series of Preferred Stock.

4.7                               Voting Rights. Holders of Preferred Stock shall have such voting rights as may be provided by the Board of Directors in designating a particular series of Preferred Stock.

4.8                               Designation of Preferred Stock. The series of Series A Preferred Stock, consisting of 515,000 shares, $0.01 par value per share, authorized under the Articles of Incorporation of King Extrusions Limited (the “Corporation”), shall be designated as the Series A Preferred Stock (hereinafter the “Series A Stock”) . For purposes of determining the relative rights and privileges of the Series A Stock as described below, “Common Stock” shall mean (a) the Company’s Common Stock, $0.01 par value per shares and (b) any other securities into which or for which any of the securities described in clause (a) may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

4.8.1                     Dividends.

(a)         General. Each holder of record of outstanding shares of Series A Stock shall be entitled to receive, out of funds legally available therefor, a noncumulative cash divided, if and when declared by the Board of Directors in its sole discretion, at the rate of 8 percent of the Stated Value thereof, per annum, and no

1991 2081 2042 0369

2

more, for each share of Series A Stock held by such holder. Such divided, so declared, shall be paid at such time or times as shall be determined by the Board of Directors; provided, however, that the Board of Directors shall not be required to declare any such dividend at any time and in no event shall any dividend cumulate under any circumstances. The Stated Value of a share of Series A Stock shall be $5.00.

(b)         Limitation on Series A Stock Divided. No dividend, redemption or similar distribution may be declared or paid on shares of Common Stock of the Company if the net assets of the Company after such event would be insufficient to make the liquidation or other payment described in Section 4.8.2(a)(i) on the Series A Stock (whether or not such payment actually is to be paid).

4.8.2                     Liquidation Rights.

(a)         Distribution Upon Liquidation. Upon the voluntary or involuntary dissolution, liquidation or winding up of the Company, the assets of the Company available for distribution to its shareholders shall be distributed in the following order and amounts:

(i)                                     First, the holders of shares of Series A Stock shall be entitled to receive an amount equal to the Stated Value for each outstanding share of Series A Stock held by them. If upon the occurrence of such event, the assets of the Company shall be insufficient to permit the payment to the holders of the Series A Stock of the full aforesaid preferential amounts, then the remaining assets of the Company shall be distributed ratably among the holders of the Series A Stock in the same proportion as the full preferential amount each such holder would otherwise be entitled to receive bears to the total of the full preferential amounts that would otherwise be payable to all holders of the Series A Stock.

(ii)                                  Upon the completion of the distributions required by subsection (i) of this Section 4.8.2(a), the holders of shares of Series A Stock, as such, shall have no right or claim to any of the remaining assets of the Company distributable to shareholders, and such remaining assets shall be distributed to the holders of any other class or series of Preferred Stock having a liquidation preference to the extent of such preference, and then among the holders of the shares of Common Stock.

1991 2081 2042 0370

3

(b)         Treatment of Consolidations, Mergers and Sales of Assets. For purposes of this Section 4.8.2, the sale or other disposition (for cash, shares of stock, securities or other consideration) of all or substantially all the property and assets of the Company or the merger or consolidation of the Company into or with any other corporation in which the Company is not the surviving entity (except a transaction the principal purpose of which is to change the state of the Company’s incorporation or to effect a similar reorganization) shall be deemed to be a dissolution, liquidation or winding up of the Company. For purposes of this Section 4.8.2, the Board of Directors shall conclusively determine the value of each type of noncash consideration received in any dissolution, liquidation or winding up of the Company.

4.8.3                     Voting Power. Unless expressly provided by law, the holders of shares of Series A Stock shall not be entitled to vote on any matters.

4.8.4                     No Reissuance of Series A Stock. If shares of Series A Stock are acquired by the Company by reason of redemption, purchase, conversion or otherwise, all such shares shall be returned, without further addition by the Company, to the category of authorized but undesignated, unissued Preferred Stock.

4.8.5                     Redemption at Option of Company. The Company may, at its option, redeem the shares of Series A Stock in whole or in part at any time and from time to time. The redemption price (the “Redemption Price”) per share of the Series A Stock shall be the Stated Value per share, subject to pro rata adjustment in the event of any stock dividend, subdivision, split-up or combination of the shares of Series A Stock, plus declared and unpaid dividends, if any, payable with respect thereto as of such date of redemption. If fewer than all the shares of Series A Stock then outstanding are to be redeemed, the redemption shall be made as determined by the Board of Directors in its sole discretion, without any requirement that such redemption be made pro rata among the holders of Series A Stock, and shall also be subject to such other equitable provisions as may be determined by the Board of Directors.

(a)         Notice; Redemption Date. Written notice of any redemption of shares of Series A Stock, specifying the time and place of redemption, shall be mailed by registered mail, return receipt requested, at least 10, and not more than 90, days prior to the date specified for redemption (the “Redemption Date”) to each registered holder of the shares of Series A Stock at the holder’s last address as it appears on

1991 2081 2042 0371

4

the Company’s books. If fewer than all the shares owned by any shareholder are to be redeemed, the notice shall also specify the number of shares that are to be redeemed and the numbers of the certificates representing those shares. On or after the Redemption Date, each holder of shares of such Series A Stock called for redemption shall surrender his, her or its certificates for the shares to the Company at the place specified in the notice and shall then be paid the Redemption Price.

(b)         Rights After Redemption Date. Unless the Company defaults in the payment in full of the Redemption Price, all rights, by reason of their ownership of the shares, of the holders of the shares of Series A Stock called for redemption shall cease on the Redemption Date, except the right to receive the amount payable upon redemption of the shares on surrender to the Company of the certificates representing such shares. After the Redemption Date, without the requirement of any further act, the shares shall not be deemed to be outstanding and shall not be transferable on the books of the Company, except to the Company.

(c)          Deposit of Redemption Price. The Company may, at its option, at any time after the mailing of the notice of redemption pursuant to Section 4.8.5(a), deposit the aggregate amount payable upon redemption of the shares of Series A Stock with a bank or trust company (the “Depositary”) having a combined capital and surplus (as shown by its then most recent published statement) of at least $50,000,000, designated by the Board of Directors, to be held in trust by the Depositary for payment to the holders of the shares of Series A Stock to be redeemed. Upon written notice of such deposit, mailed by registered mail, return receipt requested, to each registered holder of the shares of Series A Stock to be redeemed, at the holder’s last address as it appears on the Company’s books, the Company shall then be released and discharged from any obligation to pay the redemption price of such shares to be redeemed and all rights of the holders of the shares by reason of their ownership of the shares shall cease on the date that is five business days before the Redemption Date (the “Final Date”), except the right to receive from the Depositary only, and not the Company, the amount payable upon the redemption of the shares on surrender to the Depositary of the certificates representing the shares. After the Final Date, without the requirement of any further act, such shares shall not be deemed to be outstanding and shall not be transferable on the books of the Company, except to the Company. Any money so deposited with the Depositary that is not claimed after three years from the Redemption Date shall be repaid to the Company by the Depositary on demand, and the holder of any of such shares shall thereafter look

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only to the Company for any payment to which the holder may be entitled. Any interest accrued on money deposited with the Depositary shall belong to the Company and shall be paid to the Company from time to time by the Depositary on demand.

1991 2081 2042 0373

6

STATE of WASHINGTON SECRETARY of STATE

I, Ralph Munro, Secretary of State of the State of Washington and custodian of its seal, hereby issue this

CERTIFICATE OF AMENDMENT

to

KING EXTRUSIONS LIMITED

a Washington                      Profit                          corporation. Articles of Amendment were filed for record in this office on the date Indicated below.

Amending Shares

U.B.I Number: 601 210 575	Date: October 20, 1992

Given under my hand and the seal of the State of Washington, at Olympia, the State Capital

/s/ Ralph Munro
Ralph Munro, Secretary of State

ssf 58 (5/91)	2-419317-9

1992 3032 0205 0213-0214

00123 OCT 2692

FILED STATE OF WASHINGTON

OCT 20 1992

RALPH MUNRO SECRETARY OF STATE

ARTICLES OF AMENDMENT

OF

KING EXTRUSIONS LIMITED

The following Articles of Amendment are executed by the undersigned, a Washington corporation:

1.                                      The name of the corporation is King Extrusions Limited.

2.                                      Effective upon filing of these Articles of Amendment with the Secretary of State of Washington, the first sentence of Article 4.8 of the Articles of Incorporation of the corporation is amended to read as follows:

“The series of Series A Preferred Stock, consisting of 526,326 shares, $0.01 par value per share, authorized under the Articles of Incorporation of King Extrusions Limited (the “Corporation”), shall be designated as the Series A Preferred Stock (hereinafter the “Series A Stock”)”.

3.                                      The amendment was duly approved by the shareholders of the corporation in accordance with the provisions of RCW 23B.10.030 and RCW 23B.10.040.

These Articles of Amendment are executed by said corporation by its duly authorized officer.

DATED: September 25, 1992.

KING EXTRUSIONS LIMITED

By	/s/ Douglas Torrie
Douglas Torrie, President

1992 3032 0205 0214

STATE OF WASHINGTON ARTICLES OF AMENDMENT SECRETART OF STATE WASHINGTON PROFIT CORPORATION FILED (Per Chapter 238, 10 RCW) Please PRINT or TYPE In black Ink Sign, date and return original AND ONE COPY to: FEE: $30 EXPEITED (24-HOUR) SERVICE AVAILABLE - $20 PER ENTITY CORPORATIONS DIVISION INCLUDE FEE AND WRITE “EXPEDITE” IN BOLD LETTERS 801 CAPITOL WAY SOUTH • PO BOX 40234 ON OUTSTAE OF ENVELOPE OLYMPIA, WA 98504-0234 • BE SURE TO INCLUDE FILNG FEE. Checks FOR OFFICE USE ONLY should be made payable to “Secretary of State” FILED: IMPORTANT Person to contact about this filing Daytime Phone Number (with area code) AMENDMENT TO ARTICLES OF INCORPORATION NAME OF CORPORATION (As currently recorded with the Office of the Secretary of State) King Extrusions Limited UBI NUMBER CORPORATION NUMBER (If known) AMENDMENTS TO ARICLES OF INCORPORATION WERE ADOPTED ON 601210575 2-419317-9 DATE: December 11, 2007 EFFECTIVE DATE (Specified effective date may be up to 30 days AFTER receipt of the document by the Secretary of State) OF ARTICLES OF AMENDMENT £ Specific Date: þ Upon filing by the Secretary of State ARTICLES OF AMENDMENT WERE ADOPTED BY (Please check ONE of the following) £ Incorporators. Shareholders action was not required £ Board of Directors. Shareholders action was not required þ Duly approved shareholder action In accordance with Chapter 23B,10 RCW AMENDMENTS TO THE ARTICLES OF INCORPORATION ARE AS FOLLOWS If amendment provides for an exchange, reclassification, or cancellation of Issued shares, provisions for Implementing the amendment must be Included. If necessary, attach additional amendments or Information. Article 1. of the Articles of Incorporation is hereby deleted In Its entirety and replaced by the following Article 1.: “The name of this corporation is Royal Window and Door Profiles Plant 14 Inc.” SIGNATURE OF OFFICER This document is hereby executed under penalties of perjury, and is, to the best of my knowledge, true and correct. [ILLEGIBLE] Scott Bates, Secretary December 11th, 2007 Signature of Officer Printed Name Date INFORMATION AND ASSISTANCE — 360/753-7115 (TDD - 360/753-1485) FOR OFFICE USE ONLY 12/20/07 1196313-001 $50.00 X # 09987 tid: 1421532 FILED SECRETARY OF STATE SAM REED December 20, 2007 STATE OF WASHINGTON

UNITED STATE OF AMERICA

The State of	Washington

Secretary of State

I, Sam Reed, Secretary of State of the State of Washington and custodian of its seal, hereby issue this certificate that the attached is a true and correct copy of

ARTICLES OF MERGER

of

ROYAL WINDOW AND DOOR PROFILES PLANT 14 INC.

as filed in this office on May 8, 2009.

Date: January 7, 2013

Given under my hand and the Seal of the State of Washington at Olympia, the State Capital

/s/ Sam Reed
Sam Reed, Secretary of State

FILED	05/08/09 1508078-001
SECRETARY OF STATE	$60,00 K #29851
MAY 08 2009	tid: 1697699
STATE OF WASHINGTON

ARTICLES OF MERGER

ROYAL WINDOW AND DOOR PROFILES PLANT 14 INC.

and

ROYAL WINDOW AND DOOR PROFILES PLANT 12 INC.

Pursuant to RCW 23B.11.050, the following Articles of Merger are executed for the purpose of merging Royal Window and Door Profiles Plant 12 Inc., a Nevada corporation (the “Disappearing Corporation”), into Royal Window and Door Profiles Plant 14 Inc., a Washington corporation (the “Surviving Corporation”).

1.                                      The Agreement and Plan of Merger is attached hereto as Exhibit A.

2.                                      The Agreement and Plan of Merger was duly approved by the sole shareholder of the Disappearing Corporation pursuant to the applicable laws of the state of Nevada as required by RCW 23B.11.070.

3.                                      Approval of the Agreement and Plan of Merger by the shareholder of the Surviving Corporation was not required pursuant to RCW 23B.11.030(7).

Dated: May 7, 2009.

ROYAL WINDOW AND DOOR PROFILES PLANT 14 INC.

By	/s/ Joel I. Beerman
Joel I. Beerman, Vice President

EXHIBIT A

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”) is entered into as of May 7, 2009 among Royal Plastics Group (U.S.A.) Limited (“Parent”), Royal Window and Door Profiles Plant 14 Inc., a Washington corporation (“Plant 14”), and Royal Window and Door Profiles Plant 12 Inc., a Nevada corporation (“Plant 12”). Plant 14 and Plant 12 are sometimes collectively referred to in this Agreement as the “Constituent Corporations.”

RECITALS

A.                                    The authorized capital stock of Plant 14, and the number of shares issued and outstanding on the date hereof, are as follows:

	Number of	Number of Issued
Designation of Class	Authorized Shares	and Outstanding shares

Common, $0.01 par value per share	4,000,000	325,000

Preferred, $0.01 par value per share	1,000,000, of which 526,326 shares have been designated as Series A Preferred stock	526,326

B.                                    The authorized capital stock of Plant 12, and the number of shares issued and outstanding on the date hereof, are as follows:

	Number of	Number of Issued
Designation of Class	Authorized Shares	and Outstanding Shares

Class A Voting Common, without par value	300	100

Class B Non-Voting Common, without par value	100	-0-

C.                                    Parent owns all of the issued and outstanding shares of Plant 14 and Plant 12, and deems it advisable and in the best interests of the Constituent Corporations that Plant 12 be merged into Plant 14 (the “Merger”) as authorized by the laws of the States of Nevada and Washington.

AGREEMENT

In consideration of the foregoing recitals and of the covenants and agreements hereinafter set forth and for the purpose of prescribing the terms and conditions of the Merger, the parties agree as follows:

1.                                      Merger; Effectiveness

Plant 12 (the “Disappearing Corporation”) shall be merged into Plant 14 (the “Surviving Corporation”), pursuant to the applicable provisions of the Washington Business Corporation Act and the General Corporation Law of Nevada and in accordance with the terms and conditions of this Agreement.

Upon completion of the following events:

(a)                                 the approval of the plan of merger as stated herein by the Board of Directors of each of the Constituent Corporations,

(b)                                 the approval of the plan of merger as stated herein by Parent as the sole shareholder of the Constituent Corporations, and

(c)                                  the execution by the Surviving Corporation of Articles of Merger incorporating this Agreement and the filing of such Articles of Merger with the Washington Secretary of State, and the execution by each Constituent Corporation of Articles of Merger incorporating this Agreement and the filing of such Articles of Merger with the Nevada Secretary of State, the Merger shall become effective upon the later of (i) the close of business on the date of filing of the Articles of Merger with the Washington Secretary of State or (ii) upon filing of the Articles of Merger with the Nevada Secretary of State (the “Effective Time of the Merger”).

2.                           Articles of Incorporation

The Articles of Incorporation of Plant 14 shall, at the Effective Time of the Merger, be the Articles of Incorporation of the Surviving Corporation until the same shall be further altered, amended or repealed.

3.                         Bylaws

The Bylaws of Plant 14 in effect at the Effective Time of the Merger shall, at the Effective Time of the Merger, be and remain the Bylaws of the Surviving Corporation.

4.                                      Directors and Officers

The directors and officers of Plant 14 in office at the Effective Time of the Merger shall, at the Effective Time of the Merger, continue as the directors and officers of the

2

Surviving Corporation and shall hold such offices in accordance with and subject to the Articles of Incorporation and Bylaws of the Surviving Corporation, as in effect immediately after the Effective Time of the Merger.

5.                                      Conversion of Shares

At the Effective Time of the Merger, by virtue of the Merger and without any action on the part of Parent, Parent will own all of the outstanding stock of the Surviving Corporation, and all of the outstanding stock of the Disappearing Corporation will be cancelled.

6.                                      Rights, Duties, Powers, Liabilities, Etc.

At the Effective Time of the Merger, the separate existence of Plant 12 shall cease, and Plant 12 shall be merged in accordance with the provisions of this Agreement with and into the Surviving Corporation, which shall possess all the properties and assets, and all the rights, privileges, powers, immunities and franchises, of whatever nature and description, and shall be subject to all restrictions, duties and liabilities of each of the Constituent Corporations; and all such things shall be taken and deemed to be transferred to and vested in the Surviving Corporation without further act or deed; and the title to any real estate, or any interest therein, vested by deed or otherwise in either of the Constituent Corporations, shall be vested in the Surviving Corporation without reversion or impairment. Any claim existing or action or proceeding, whether civil, criminal or administrative, pending by or against either Constituent Corporation, may be prosecuted to judgment or decree as if the Merger had not taken place, and the Surviving Corporation may be substituted in any such action or proceeding.

7.                                      Implementation.

Each of the Constituent Corporations shall take, or cause to be taken, all action or do, or cause to be done, all things necessary, proper or advisable under the laws of the states of Washington and Nevada to consummate and make effective the Merger.

8.                                      Termination

This Agreement may be terminated for any reason at any time before the filing of Articles of Merger with the Secretary of State of the state of Nevada or the filing of Articles of Merger with the Secretary of State of the state of Washington, by resolution of Parent.

9.                                      Amendment

This Agreement may, to the extent permitted by law, be amended, supplemented or interpreted at any time by action taken by the Board of Directors of each of the Constituent Corporations; provided, however, that this Agreement may not be amended or supplemented except by a vote or consent of Parent.

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ROYAL WINDOW AND DOOR PROFILES PLANT 12 INC.

By	/s/ Joel I. Beerman
Joel I. Beerman, Vice President

ROYAL WINDOW AND DOOR PROFILES PLANT 14 INC.

By	/s/ Joel I. Beerman
Joel I. Beerman, Vice President

ROYAL PLASTICS GROUP (U.S.A.) LIMITED

By	/s/ Joel I. Beerman
Name	Joel Beerman
Its	Director and Vice President

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